Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-73692 on Form S-8 for the Preformed Line Products Company Salaried Employees’ Profit Sharing Plan, in Registration Statement No. 333-73690 on Form S-8 for the Preformed Line Products Company 1999 Employee Stock Option Plan and in Registration Statement No. 333-153263 on Form S-8 for the Preformed Line Products Company Long Term Incentive Plan of 2008 of our report relating to the financial statements and financial statement schedule of Preformed Line Products Company dated April 4, 2008 (March 13, 2009 as to the retrospective effects of the discontinued operations and change in reportable segments, described in Notes N and K) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of new accounting standards in 2007 and 2006), appearing in this Annual Report on Form 10-K of Preformed Line Products Company for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
March 13, 2009